UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2024

Pyxis Oncology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40881	83-1160910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue
Boston, Massachusetts		02118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617-221-9059

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PYXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On March 27, 2024, Pyxis Oncology, Inc. (the “Company”) issued a press release announcing that the Company entered into an agreement with Novartis Technology LLC (“Novartis”) for the sale of its rights to royalties from the commercialization of Beovu® (brolucizumab-dbll) and another asset for a one-time cash payment of $8 million. Additionally, all royalties previously received by Apexigen, Inc. (“Apexigen”) and the Company from Novartis will be free from any reclaim rights.

In August 2023, the Company completed the acquisition of Apexigen and assumed all out-licensing agreements of Apexigen, including rights to royalties on sales of Beovu® and another asset discovered using the APXiMAB Platform, Apexigen's proprietary antibody discovery platform.

A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Press Release dated March 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pyxis Oncology, Inc.

Date:	March 27, 2024	By:	/s/ Pamela Connealy
Pamela Connealy Chief Financial Officer and Chief Operating Officer